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                                                                     EXHIBIT 5.1
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE   (410) 580-3000
FAX     (410) 580-3001

                                September 6, 2000




HUMAN GENOME SCIENCES, INC.
9410 Key West Avenue
Rockville, Maryland  20850

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on September 6, 2000, including the preliminary prospectus dated September 6, 2000 included therein (the "Prospectus"), by the Company of up to $1,000,000,000 aggregate initial offering price of Securities (as defined below) for offering from time to time. This opinion is being provided at your request in connection with the filing of the Registration Statement.

        As used herein, the term "Securities" includes (i) debt securities of the Company ("Debt Securities"), including Debt Securities that are convertible into Common Shares ("Convertible Debt Securities"); (ii) shares of common stock, par value $0.01 per share, of the Company ("Common Shares"); (iii) whole or fractional shares of preferred stock, par value $0.01 per share, of the Company ("Preferred Shares"), including Preferred Shares that are convertible into Common Shares ("Convertible Preferred Shares"), and (iv) warrants to purchase Debt Securities, Common Shares and/or Preferred Shares ("Warrants"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the prospectus contained in the Registration Statement (each, a "Prospectus Supplement").

        In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:



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                                                     HUMAN GENOME SCIENCES, INC.
                                                               September 6, 2000
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               (a)  The Registration Statement, in the form to be filed with the Commission.

               (b) The Certificate of Incorporation, as in effect on the date hereof, certified by the Delaware Secretary of State, and Bylaws, as in effect on the date hereof, of the Company.

               (c) Resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Securities.

               (d) A short-form good standing certificate for the Company, dated a recent date, issued by the Delaware Secretary of State.

               (e) A Certificate of Secretary of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

               (f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

        We further assume that:

               (a) The issuance, sale, amount and terms of Securities to be offered from time to time by the Company will be duly determined and authorized by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a "Board


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                                                     HUMAN GENOME SCIENCES, INC.
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        Action") in accordance with the Company's Certificate of Incorporation and Bylaws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

               (b) Any Debt Securities will be issued under a valid and legally binding indenture (each, an "Indenture") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Certificate of Incorporation and Bylaws and applicable law.

               (c) Prior to the issuance of any Common Shares or Preferred Shares, there will exist, under the Company's Certificate of Incorporation, a sufficient number of authorized but unissued Common Shares or Preferred Shares, as the case may be, and that all actions necessary under applicable law to the creation of any such Preferred Shares, whether by amendment to the Company's Certificate of Incorporation or by classification or reclassification of existing shares of capital stock and the filing of a Certificate of Designation, will have been taken.

               (d) Appropriate certificates representing Common Shares or Preferred Shares will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares, and will comply with the Company's Certificate of Incorporation and Bylaws and applicable law.

               (e) Any Warrants will be issued under a valid and legally binding warrant agreement (each, a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Certificate of Incorporation and Bylaws and applicable law.

               (f) The underwriting, subscription or purchase agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts enforceable against the parties thereto in accordance with their terms, that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.



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                                                     HUMAN GENOME SCIENCES, INC.
                                                               September 6, 2000
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               (g) To the extent that the obligations of the Company under any
        Indenture or Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such agreement (the "Financial Institution") will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Financial Institution and will constitute the valid and legally binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

        Based upon the foregoing and having regard for such legal consideration as we deem relevant, we are of the opinion and advise you that:

               (1) Upon due authorization by Board Action of an issuance of Debt Securities (and Securities of any class or series into which any Debt Securities may be convertible), and upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, the Debt Securities and the applicable Indenture, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company.

               (2) Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for such Common Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such



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                                                     HUMAN GENOME SCIENCES, INC.
                                                               September 6, 2000
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        Common Shares pursuant to the conversion of one or more series of
        Securities convertible into Common Shares, the Common Shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

               (3) When a series of Preferred Shares (and Securities of any class or series into which any Preferred Shares may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Certificate of Incorporation and Bylaws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preferred Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preferred Shares pursuant to the conversion of one or more series of Securities convertible into shares of such series of Preferred Shares, the shares of such series of Preferred Shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

               (4) Upon due authorization by Board Action of an issuance of Warrants (and Securities of any class or series for which any Warrants may be exercisable), and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and will be valid and binding obligations of the Company.

        The opinion stated herein relating to the validity and binding nature of any obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the


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                                                     HUMAN GENOME SCIENCES, INC.
                                                               September 6, 2000
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Delaware General Corporation Law. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Delaware as currently in effect. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and any Prospectus Supplement thereto and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Piper Marbury Rudnick & Wolfe LLP